UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 26, 2010

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On October 26, 2010 the Board of Directors of Overstock.com, Inc. (the “Company”) appointed Mr. Samuel A. Mitchell to the Board of Directors.  Mr. Mitchell is a managing director of Hamblin Watsa Investment Counsel and a member of the investment committee, which manages the investment portfolios of Fairfax Financial Holdings Limited, which is directly or indirectly the beneficial owner of approximately 17% of the Company’s outstanding common stock.  In connection with Mr. Mitchell’s appointment to the Board, the Company granted him 10,000 restricted stock units under the Company’s 2005 Equity Incentive Plan.  The 2005 Equity Incentive Plan is an incentive plan approved by the stockholders providing for the issuance of various types of equity awards to employees and directors.

A copy of a press release issued by the Company on October 26, 2010 is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01                                            Financial Statements and Exhibits

(d)                                 Exhibits.                99.1         Press Release issued October 26, 2010.

Certain statements contained in this Form 8-K may constitute “forward-looking statements.” You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance and Risk Management
Date: October 26, 2010